As filed with the Securities and Exchange Commission on October 24, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lennox International Inc.
(Exact name of registrant as specified in its charter)

Delaware	42-0991521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2140 Lake Park Blvd.
Richardson, Texas 75080
(972) 497-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Monica M. Brown
Executive Vice President, Chief Legal Officer and Secretary
Lennox International Inc.
2140 Lake Park Blvd.
Richardson, Texas 75080
(972) 497-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ferrell M. Keel
Jones Day
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF GUARANTOR REGISTRANTS

Exact name of guarantor as specified in its charter (or other organizational document)*	State or other jurisdiction of formation	I.R.S. employer identification number
Advanced Distributor Products LLC	Delaware	58-2597016
Allied Air Enterprises LLC	Delaware	58-2530793
Heatcraft Inc.	Delaware	61-1661327
Heatcraft Refrigeration Products LLC	Delaware	58-2597017
Heatcraft Technologies Inc.	Delaware	74-2694483
Lennox Global LLC	Delaware	75-2600663
Lennox Industries Inc.	Delaware	42-0377110
Lennox National Account Services Inc.	California	20-8913499
Lennox National Account Services LLC	Florida	76-0774239
Lennox Procurement Company Inc.	Delaware	20-2025653
Lennox Services LLC	Delaware	87-3405478
LGL Europe Holding Co.	Delaware	75-2614058

*The address for each of the additional registrants is c/o Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, telephone: (972) 497-5000. The name and address, including zip code, of the agent for service for each additional registrant is Monica M. Brown, Executive Vice President, Chief Legal Officer and Secretary, Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, telephone: (972) 497-5000.

Prospectus
LENNOX INTERNATIONAL INC.
Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

We may offer from time to time:

•Debt Securities;

•Guarantees of Debt Securities;

•Common Stock;

•Preferred Stock;

•Warrants;

•Depositary Shares; and

•Units.
We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “LII.”
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus for a discussion of the factors you should consider in connection with an investment in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 24, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a prospectus supplement with the SEC that will describe the specific terms of the offering, including the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
We are responsible for the information contained in or incorporated by reference into this prospectus and any prospectus supplement we may authorize to be delivered to you. We have not authorized anyone to provide you with different information and take no responsibility for any other information that others may give you. You should assume that the information appearing in or incorporated by reference into this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
Generally, whenever we use the terms “we,” “our,” “us” and “Lennox,” we are referring to Lennox International Inc. and its subsidiaries. However, for purposes of the “Description of Our Debt Securities,” the “Description of Guarantees of Our Debt Securities,” the “Description of Our Capital Stock,” the “Description of Our Warrants,” the “Description of Our Depositary Shares” and the “Description of Our Units” sections of this prospectus, and when the context otherwise requires, the terms “we,” “our,” “us,” and “Lennox” refer only to Lennox International Inc.
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ABOUT LENNOX INTERNATIONAL INC.
We are a global leader in energy-efficient climate-control solutions. We design, manufacture and market a broad range of products for the heating, ventilation, air conditioning and refrigeration (“HVACR”) markets. We have leveraged our expertise to become an industry leader known for innovation, quality and reliability. Our products and services are sold through multiple distribution channels under various brand names.
Our principal executive offices are located at 2140 Lake Park Blvd., Richardson, Texas 75080. Our telephone number at that location is 972-497-5000.
ABOUT THE GUARANTORS
The guarantors of the debt securities may include Advanced Distributor Products LLC, Allied Air Enterprises LLC, Heatcraft Inc., Heatcraft Refrigeration Products LLC, Heatcraft Technologies Inc., Lennox Global LLC, Lennox Industries Inc., Lennox National Account Services Inc., Lennox National Account Services LLC, Lennox Procurement Company Inc., Lennox Services LLC, and LGL Europe Holding Co., each of which is a direct or indirect subsidiary of Lennox International Inc. If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations described in such prospectus supplement.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks incorporated by reference into this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words. Statements that are not historical should also be considered forward-looking statements.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:

•competition in the HVACR business;
•our ability to successfully develop and market new products or execute our business strategy, including the implementation of price increases for products and services;
•our ability to meet and anticipate customer demands;
•our ability to continue to license or enforce our intellectual property rights;
•our ability to attract, motivate, develop and retain our employees, as well as labor relations problems;
•artificial intelligence technologies;
•a decline in new construction activity and related demand for our products and services;
•the impact of weather on our business;
•the impact of higher raw material prices and significant supply interruptions;
•product liability, warranty claims, or recalls;
•changes in environmental and climate-related legislation or government regulations or policies;
•changes in tax legislation;
•the impact of new or increased trade tariffs;
•improper conduct by any of our employees, agents, or business partners;
•litigation risks;
•general economic conditions in the U.S. and abroad;
•extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, or terrorist acts;
•risks associated with our international operations;
•cyber attacks and other disruptions or misuse of information systems; and
•our ability to successfully realize, complete and integrate acquisitions.
You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•working capital;

•capital expenditures;

•acquisitions;

•the repayment or refinancing of debt securities; and

•the repurchase or redemption of securities.
Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF OUR DEBT SECURITIES
Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, the indenture (the “senior indenture”), dated as of May 3, 2010 between Lennox and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939.
Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. A copy of the senior indenture is filed as Exhibit 4.3 to the registration statement of which this prospectus is a part. The subordinated indenture will be substantially in the form filed as Exhibit 4.5 to the registration statement of which this prospectus is a part.
General
The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”
We conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities will depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so, subject to any guarantee of debt securities as described in a prospectus supplement. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indentures generally will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.
The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

•the debt securities’ designation;

•the aggregate principal amount of the debt securities;

•the percentage of the principal amount (i.e., price) at which the debt securities will be issued;

•the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•the right, if any, to extend the interest payment periods and the duration of that extension;

•the manner of paying principal and interest and the place or places where principal and interest will be payable;

•provisions for a sinking fund purchase or other analogous fund, if any;

•the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•the form of the debt securities;

•whether and the extent that debt securities shall be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•whether and upon what terms the debt securities may be defeased;

•any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. The applicable prospectus supplement relating to any debt securities we issue will include a discussion of certain material U.S. federal income tax consequences relating to ownership of the debt securities, including, if applicable, any material U.S. federal income tax consequences applicable to any debt securities issued or deemed to be issued at a discount of more than a de minimis amount.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants
Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•certain other conditions are met.
No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default
An event of default for any series of senior debt securities is defined under the senior indenture as being:

•our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•there occurs any other event of default provided for in such series of senior debt securities;

•a court having jurisdiction enters a decree or order for:

•relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or

•the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

•we:

•commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

•consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or

•effect any general assignment for the benefit of creditors.
The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the last two major bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.
If an event of default specified in the last two major bullet points above occurs with respect to us and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of all series then outstanding under the senior indenture (treated as one class) may, by written notice to us and to the trustee, if such notice is given by the holders, declare the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding to be immediately due and payable.
Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”
The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•the holder gives the trustee written notice of a continuing event of default;

•the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.
Defeasance and Discharge
Defeasance. The term defeasance means we (and to the extent applicable, the guarantors) are discharged from some or all of our obligations under the senior indenture. If we deposit with the trustee under the senior indenture any combination of money or government securities sufficient to make payments on the senior debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•we will be discharged from our obligations with respect to the senior debt securities of that series (“legal defeasance”); or

•we will no longer have any obligation to comply with any specified restrictive covenants with respect to the senior debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).
If a series of senior debt securities is defeased, the holders of the senior debt securities of that series will not be entitled to the benefits of the senior indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the senior debt securities of that series will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Satisfaction and Discharge. In addition, unless the terms of any series of senior debt securities provide otherwise, we may discharge our obligations (and to the extent applicable, the obligations of the guarantors) with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities when:

•we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

•the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient cash), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.
With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.
Modification and Waiver
We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•to cure any ambiguity, defect, or inconsistency in the senior indenture or in any supplemental indenture; or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•to comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

•to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•to provide for or add guarantors with respect to the senior debt securities of any series;

•to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•to make any other change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect;

•to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•to make any other change that does not adversely affect the rights of any holder.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•extends the final maturity of the principal;
•reduces the principal amount;
•reduces the rate or extends the time of payment of interest;

•reduces any amount payable on redemption;
•changes the currency in which the principal and any amount of original issue discount or interest thereon is payable;
•reduces the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;
•alters certain provisions of the relevant indenture relating to senior debt securities not denominated in U.S. dollars;
•impairs the right of any holder to institute suit for the enforcement of any payment on or conversion of on any senior debt security when due;
•reduces the percentage of senior debt securities the consent of whose holders is required for modification of the relevant indenture; or
•modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.
It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers or Directors
The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
We and our affiliates may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The senior indenture is, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination
The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF GUARANTEES OF OUR DEBT SECURITIES
Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF OUR CAPITAL STOCK
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. Of the 200,000,000 shares of common stock authorized, 35,073,516 were outstanding as of September 30, 2025, 52,096,681 shares were held in treasury and 2,571,686 shares have been reserved for issuance under our incentive plans and employee stock purchase program. None of the preferred stock was outstanding as of September 30, 2025.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of a contested election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, voting together as a single class, except as may be required by law and subject to any voting rights granted to holders of any preferred stock. However, the removal of a director from office for cause, the approval and authorization of specified business combinations and amendments to specified provisions of our certificate of incorporation and bylaws each require the approval of not less than 80% of the combined voting power of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. See “—Certificate of Incorporation and Bylaw Provisions.” The common stock does not have cumulative voting rights.
Subject to the prior rights of the holders of any shares of our preferred stock, the holders of our common stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by our board of directors. On our liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock.
The outstanding shares of our common stock are legally issued, fully paid and nonassessable. The common stock has no sinking fund or redemption provisions and does not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.
Preferred Stock
Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, for the series, the designations, powers, preferences and rights of such series, and the qualifications, limitations and restrictions of the series, including:

•the designation of the series;
•the consideration for which the shares of any such series are to be issued;
•the rate or amount per annum, if any, at which holders of the shares of such series shall be entitled to receive dividends, the dates on which such dividends shall be payable, whether the dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall be cumulative;
•the redemption rights and price or prices, if any, for shares of the series;
•the amounts payable on and the preferences, if any, of shares of the series in the event of dissolution or upon distribution of our assets;
•whether the shares of the series will be convertible into or exchangeable for other of our securities, and the price or prices or rate or rates at which conversion or exchange shall be exercised;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the voting rights, if any, of the holders of shares of the series; and
•such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law.
The prospectus supplement relating to a particular series of preferred stock will describe certain material U.S. federal income tax considerations relating to ownership of the preferred stock.
Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making, without first negotiating with our board of directors, an acquisition attempt through which such acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.
Business Combination Statute
As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which restricts specified business combinations between us and an “interested stockholder” or its affiliates or associates for a period of three years following the time that the stockholder becomes an “interested stockholder.” In general, an “interested stockholder” is defined as a stockholder owning 15% or more of our outstanding voting stock. The restrictions do not apply if:

•prior to an interested stockholder becoming such, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon completion of the transaction which resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by employee stock ownership plans and persons who are both directors and officers of Lennox; or

•at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock not owned by the interested stockholder.
Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203.
Certificate of Incorporation and Bylaw Provisions
The summary below describes provisions of our certificate of incorporation and bylaws. The provisions of our certificate of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 203 of the DGCL discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in such stockholder’s best interest.
Classified Board of Directors; Removal; Number of Directors; Filling Vacancies
Our certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, designated Class I, Class II and Class III, with the classes to be as nearly equal in number as possible. The term of office of each class shall expire at the third annual meeting of stockholders for the election of directors following the election of such class. Each director is to hold office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Our bylaws provide that the number of directors will be fixed from time to time by a resolution adopted by our board of directors; provided that the number so fixed shall not be more than 15 nor less than three directors. Our bylaws also provide that any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the bylaws, our board of directors could prevent any stockholder from enlarging our board of directors and filling the new directorships with such stockholder’s own nominees. Moreover, our certificate of incorporation and bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of our voting stock.
No Stockholder Action by Written Consent; Special Meetings
Our certificate of incorporation and bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and stockholder action may not be taken by written consent in lieu of a meeting. Special meetings of stockholders can be called by our board of directors by a resolution adopted by a majority of our board of directors, or by the chairman of the board, vice chairman or the president. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting under the notice of meeting given by us.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders.
The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors, or by a stockholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board of directors, or in the absence of the chairman of the board, the president, or by a stockholder who has given timely written notice containing specified information to our secretary of such stockholder’s intention to bring such business before such meeting. Under the stockholder notice procedure, for notice of stockholder nominations or proposals to be made at an annual meeting to be timely, such notice must be received by us not less than 60 days nor more than 90 days in advance of such meeting. For notice of stockholder nominations or proposals to be made at a special meeting of stockholders to be timely, such notice must be received by us not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. However, in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting of stockholders is given or made to the stockholders, to be timely, notice of a nomination or proposal delivered by the stockholder must be received by our secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders. If our board of directors or, alternatively, the presiding officer at a meeting, in the case of a stockholder proposal, or the chairman of the meeting, in the case of a stockholder nomination to our board of directors, determines at or prior to the meeting that business was not brought before the meeting or a person was not nominated in accordance with the stockholder notice procedure, such business will not be conducted at such meeting, or such person will not be eligible for election as a director, as the case may be.
Fair Price Provision
Our certificate of incorporation contains a “fair price” provision that applies to specified business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock—such person, entity or group is sometimes referred to as a “related person.” This provision requires the affirmative vote of the holders of not less than 80% of our voting stock to approve specified transactions between a related person and us or our subsidiaries, including:

•any merger, consolidation or share exchange;

•any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets, or the assets of any of our subsidiaries having a fair market value of more than 10% of our total consolidated assets, or assets representing more than 10% of our earning power and our subsidiaries taken as a whole, which is referred to as a “substantial part”;

•any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with us or any of our subsidiaries of all or a substantial part of the assets of a related person;

•the issuance or transfer of any of our securities or any of our subsidiaries by us or any of our subsidiaries to a related person;

•any reclassification of securities, recapitalization, or any other transaction involving us or any of our subsidiaries that would have the effect of increasing the voting power of a related person;

•the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of a related person;

•the acquisition by or on behalf of a related person of shares constituting a majority of our voting power; and

•the entering into of any agreement, contract or other arrangement providing for any of the transactions described above.
This voting requirement will not apply to certain transactions, including:

•any transaction approved by a two-thirds vote of the continuing directors; or

•any transaction in which:

•the consideration to be received by the holders of common stock, other than the related person involved in the business combination, is not less in amount than the highest per share price paid by the related person in acquiring any of its holdings of common stock; and

•if necessary, a proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall have been mailed at least 30 days prior to any vote on such business combination to all of our stockholders for the purpose of soliciting stockholder approval of such business combination.
Liability of Directors; Indemnification
Our certificate of incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability:

•for any breach of the director’s duty of loyalty to us or our stockholders;

•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL; or

•for any transaction from which the director derived an improper personal benefit.
Any amendment or repeal of such provision shall not adversely affect any right or protection of a director existing under such provision for any act or omission occurring prior to such amendment or repeal.

Our bylaws provide that each person who at any time serves or served as one of our directors or officers, or any person who, while one of our directors or officers, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to indemnification and the advancement of expenses from us, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision. We will indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding because he or she is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise. However, as provided in Section 145, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests.
Amendments
Our certificate of incorporation provides that we reserve the right to amend, alter, change, or repeal any provision contained in our certificate of incorporation, and all rights conferred to stockholders are granted subject to such reservation. The affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal specified provisions of our certificate of incorporation, including those provisions discussed in this section. In addition, the 80% vote described in the prior sentence shall not be required for any alteration, amendment, adoption of inconsistent provision or repeal of the “fair price” provision discussed under “—Fair Price Provision” above which is recommended to the stockholders by two-thirds of our continuing directors and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the DGCL and our certificate of incorporation. In addition, our certificate of incorporation provides that stockholders may only adopt, amend or repeal our bylaws by the affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class. Our bylaws may be amended by our board of directors.
Rights To Purchase Securities And Other Property
Our certificate of incorporation authorizes our board of directors to create and issue rights, warrants and options entitling the holders of them to purchase from us shares of any class or classes of our capital stock or other securities or property upon such terms and conditions as our board of directors may deem advisable.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “LII.”
Transfer Agent And Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of Lennox or any other entity. Warrants may be issued independently or together with other securities and may be attached to or separate from other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.
The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:

•the title of the warrants;

•the offering price for the warrants, if any;

•the aggregate number of warrants offered;

•the designation and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•the dates or periods during which the warrants are exercisable;

•the designation and terms of any securities with which the warrants are issued;

•if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•the dates on which the right to exercise the warrants will commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•information relating to book-entry procedures, if any;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;

•anti-dilution provisions of the warrants, if any;

•redemption or call provisions, if any, applicable to the warrants;

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•any other information we think is important about the warrants.

The prospectus supplement relating to a particular issue of warrants will describe certain material U.S. federal income tax considerations relating to ownership of the warrants.

DESCRIPTION OF OUR DEPOSITARY SHARES
General
At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock. In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Lennox, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•all outstanding depositary shares have been redeemed; or

•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•the initial deposit of the preferred stock;

•the initial issuance of the depositary shares;

•any redemption of the preferred stock; and

•all withdrawals of preferred stock by owners of depositary shares.
Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•refuse to transfer depositary shares;

•withhold dividends and distributions; and

•sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock. Neither the depositary nor Lennox will be liable if either the depositary or Lennox is prevented or delayed by law or any circumstance beyond either the depositary or Lennox’s control in performing their respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor Lennox will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.
We and the depositary may rely on:

•written advice of counsel or accountants;

•information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•documents believed to be genuine and to have been signed or presented by the proper party or parties.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the U.S. and having a combined capital and surplus of at least $150,000,000.

Certain Federal Income Tax Consequences
Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF OUR UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•the terms of the units and of the warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•a description of the terms of any unit agreement governing the units;

•a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•a discussion of certain material U.S. federal income tax considerations relating to ownership of the units.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the U.S. (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•the terms of the offering;

•the names of any underwriters or agents;

•the name or names of any managing underwriter or underwriters;

•the purchase price of the securities from us;

•the net proceeds to us from the sale of the securities;

•any delayed delivery arrangements;

•any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•any initial public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any commissions paid to agents.
Sale through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus is a part.
General Information
We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Each series of offered securities will be a new issue, and other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities described in this prospectus will be passed upon for us by Jones Day, Dallas, Texas. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and schedule of Lennox International Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. We make available, free of charge through our web site (www.investor.lennox.com), our annual, quarterly and current reports and amendments to those reports, as soon as reasonably possible after such material is electronically filed with, or furnished to, the SEC. The information on our web site is not a part of, or incorporated by reference into, this prospectus. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Lennox, that file electronically with the SEC.
This prospectus, which includes information we have incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Internet site.
INCORPORATION BY REFERENCE
We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be a part of this prospectus. Information that we file with the SEC in the future that is deemed incorporated by reference into this prospectus (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until we sell all of the securities we are offering with this prospectus:

•Our Annual Report on Form 10-K for the year ended December 31, 2024, including the information specifically incorporated by reference in our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2025;

•Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

•Our Current Reports on Form 8-K filed with the SEC on March 13, 2025, May 14, 2025 and May 27, 2025; and

•The description of our common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendments thereto or reports filed for the purposes of updating this description.
You may request a free copy of these filings we make with the SEC by writing to, telephoning, or e-mailing us at the following address:
Investor Relations
Lennox International Inc.
2140 Lake Park Blvd.
Richardson, Texas 75080
(972) 497-5000
investor@lennox.com

Prospectus

October 24, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution
The following table sets forth expenses payable by Lennox in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$(1)
Accounting fees and expenses	(2)
Trustee fees and expenses (including counsel fees)	(2)
Legal fees and expenses	(2)
Printing fees	(2)
Rating agencies' fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the registration fee.
(2)The actual amounts of fees and expenses will be determined from time to time. As the amount of the securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of any such issuance cannot be determined or estimated at this time.
ITEM 15. Indemnification of Directors and Officers
California
California Corporations Code
Section 317 of the California Corporations Code (the “CCC”) authorizes a corporation to indemnify a person who is a party or is threatened to be made a party to any suit (other than a suit by or in the right of the corporation) by reason of the fact that such person is or was the corporation’s director or officer, or is or was serving at the corporation’s request as a director or officer of another entity, for expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by such person in connection with any such suit, provided such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Section 317 provides further that a corporation may indemnify a director or officer for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of a suit by or in the right of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders. To the extent a corporation’s director or officer is successful on the merits in the defense of any such suit, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CCC, expenses incurred in defending any suit may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to indemnification.
Lennox National Account Services Inc.
The bylaws of Lennox National Account Services Inc. (“LNAS Inc.”) provide that LNAS Inc. may indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible under the provisions of Section 317 of the CCC. LNAS Inc. also may, in its sole discretion, advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by Section 317(f) of the CCC.
Delaware
Delaware General Corporation Law
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Under Section 145, expenses incurred in defending any suit may be advanced by a corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Lennox International Inc.
Article Eighth of the Restated Certificate of Incorporation of Lennox International Inc. (the “Company”) provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of Article Eighth shall not adversely affect any right or protection of a director of the Company existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
Article VI of the Amended and Restated Bylaws (the “Bylaws”) of the Company provides that each person who at any time shall serve or shall have served as a director or officer of the Company, or any person who, while a director or officer of the Company, is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from the Company as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended. The Company may indemnify any other person, to the same extent and subject to the same limitations specified in the immediately preceding sentence, by reason of the fact that such other person is or was an employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise.
The indemnification and advancement of expenses provided by, or granted pursuant to, Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights to indemnification under Article VI shall be deemed to be provided by a contract between the Company and the director, officer, employee or agent who served in such capacity at any time while the Bylaws and other relevant provisions of the DGCL and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. Without limiting the provisions of Article VI, the Company is authorized from time to time, without further action by the stockholders of the Company, to enter into agreements with any director or officer of the Company providing such rights of indemnification as the Company may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Company with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.
Heatcraft Inc.
The bylaws of Heatcraft Inc. (“Heatcraft”) provide that Heatcraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Heatcraft), by reason of the fact that such person is or was a director or officer of Heatcraft, or is or was serving at the request of Heatcraft as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Heatcraft and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Heatcraft’s bylaws further provide that Heatcraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Heatcraft, by reason of the fact that such person is or was a director or officer of Heatcraft, or is or was serving at the request of Heatcraft as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Heatcraft, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Heatcraft, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Expenses incurred in defending any suit may be advanced by Heatcraft prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Heatcraft Technologies Inc.
The bylaws of Heatcraft Technologies Inc. (“Heatcraft Technologies”) provide that Heatcraft Technologies shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Heatcraft Technologies), by reason of the fact that such person is or was a director or officer of Heatcraft Technologies, or is or was serving at the written request of Heatcraft Technologies as a director, officer, employee or agent of a not-for-profit or charitable corporation, partnership, joint venture, trust or other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Heatcraft Technologies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Heatcraft Technologies’ bylaws further provide that Heatcraft Technologies shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Heatcraft Technologies, by reason of the fact that such person is or was a director or officer of Heatcraft Technologies, or is or was serving at the written request of Heatcraft Technologies as a director, officer, employee or agent of a not-for-profit or charitable corporation, partnership, joint venture, trust or other entity, against expenses (including attorneys’ fees), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Heatcraft Technologies, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Heatcraft Technologies, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Expenses incurred in defending any suit may be advanced by Heatcraft Technologies prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Lennox Industries Inc.
The bylaws of Lennox Industries Inc. (“Lennox Industries”) provide that Lennox Industries shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Lennox Industries), by reason of the fact that such person is or was a director or officer of Lennox Industries, or is or was serving at the request of Lennox Industries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lennox Industries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Lennox Industries' bylaws further provide that Lennox Industries shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Lennox Industries, by reason of the fact that such person is or was a director or officer of Lennox Industries, or is or was serving at the request of Lennox Industries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lennox Industries, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Lennox Industries, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Expenses incurred in defending any suit may be advanced by Lennox Industries prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Lennox Procurement Company Inc.
The bylaws of Lennox Procurement Company Inc. (“Lennox Procurement”) provide that Lennox Procurement shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Lennox Procurement), by reason of the fact that such person is or was a director or officer of Lennox Procurement, or is or was serving at the request of Lennox Procurement as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lennox Procurement and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Lennox Procurement's bylaws further provide that Lennox Procurement shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Lennox Procurement, by reason of the fact that such person is or was a director or officer of Lennox Procurement, or is or was serving at the request of Lennox Procurement as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lennox Procurement, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Lennox Procurement, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Expenses incurred in defending any suit may be advanced by Lennox Procurement prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
LGL Europe Holding Co.
The bylaws of LGL Europe Holding Co. (“LGL Europe”) provide that LGL Europe shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of LGL Europe), by reason of the fact that such person is or was a director or officer of LGL Europe, or is or was serving at the request of LGL Europe as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of LGL Europe and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
LGL Europe's bylaws further provide that LGL Europe shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of LGL Europe, by reason of the fact that such person is or was a director or officer of LGL Europe, or is or was serving at the request of LGL Europe as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of LGL Europe, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to LGL Europe, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Expenses incurred in defending any suit may be advanced by LGL Europe prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Delaware Limited Liability Company Act
Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to any standards and restrictions, if any, set forth in a limited liability company’s operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Advanced Distributor Products LLC
The limited liability company operating agreement of Advanced Distributor Products LLC (“ADP”) provides that ADP shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal of such action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a member or officer of ADP or while a member or officer of ADP is or was serving at the request of ADP as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the DLLCA if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ADP, and with respect to any criminal action, suit or proceeding, if such person had no reasonable cause to believe the person’s conduct was unlawful. ADP shall not indemnify a person if such indemnification would result from or would arise out of actions by such person that constitute fraud, gross negligence or intentional wrongful acts or materially violate ADP’s operating agreement, unless otherwise agreed to by the member.
Expenses incurred in defending any suit may be advanced by ADP prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Allied Air Enterprises LLC
The limited liability company operating agreement of Allied Air Enterprises LLC (“Allied Air”) provides that Allied Air shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal of such action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a member or officer of Allied Air or while a member or officer of Allied Air is or was serving at the request of Allied Air as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the DLLCA, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Allied Air, and with respect to any criminal action, suit or proceeding, if such person had no reasonable cause to believe the person’s conduct was unlawful. Allied Air shall not indemnify a person if such indemnification would result from or would arise out of actions by such person that constitute fraud, gross negligence or intentional wrongful acts or materially violate Allied Air’s operating agreement, unless otherwise agreed to by the member.
Expenses incurred in defending any suit may be advanced by Allied Air prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Heatcraft Refrigeration Products LLC
The limited liability company operating agreement of Heatcraft Refrigeration Products LLC (“HRP”) provides that HRP shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal of such action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a member or officer of HRP or while a member or officer of HRP is or was serving at the request of HRP as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the DLLCA, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of HRP, and with respect to any criminal action, suit or proceeding, if such person had no reasonable cause to believe the person’s conduct was unlawful. HRP shall not indemnify a person if such indemnification would result from or would arise out of actions by such person that constitute fraud, gross negligence or intentional wrongful acts or materially violate HRP’s operating agreement, unless otherwise agreed to by the member.
Expenses incurred in defending any suit may be advanced by HRP prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Lennox Global LLC
The limited liability company operating agreement of Lennox Global LLC (“Lennox Global”) provides that Lennox Global shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal of such action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a member or officer of Lennox Global or while a member or officer of Lennox Global is or was serving at the request of Lennox Global as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the DLLCA, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lennox Global, and with respect to any criminal action, suit or proceeding, if such person had no reasonable cause to believe the person’s conduct was unlawful. Lennox Global shall not indemnify a person if such indemnification would result from or would arise out of actions by such person that constitute fraud, gross negligence or intentional wrongful acts or materially violate Lennox Global’s operating agreement, unless otherwise agreed to by the member.
Expenses incurred in defending any suit may be advanced by Lennox Global prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Lennox Services LLC
The limited liability company operating agreement of Lennox Services LLC (“Lennox Services”) provides that Lennox Services shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal of such action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a member or officer of Lennox Services or while a member or officer of Lennox Services is or was serving at the request of Lennox Services as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the DLLCA, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lennox Services, and with respect to any criminal action, suit or proceeding, if such person had no reasonable cause to believe the person’s conduct was unlawful. Lennox Services shall not indemnify a person if such indemnification would result from or would arise out of actions by such person that constitute fraud, gross negligence or intentional wrongful acts or materially violate Lennox Services’ operating agreement, unless otherwise agreed to by the member.
Expenses incurred in defending any suit may be advanced by Lennox Services prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Florida
Florida Revised Limited Liability Company Act
Section 605.0408 of the Florida Revised Limited Liability Company Act (the “FLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from does not arise from: (1) a distribution made by the company where after the distribution either (a) the company would not be able to pay its debts as they become due in the ordinary course of the company’s activities and affairs, or (b) the company’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy certain preferential distribution rights; (2) a breach related to the management of the limited liability company; (3) an improper delegation of rights and powers to manage and control the business and affairs of the company; (4) a breach of the rules and requirements for the selection, terms, and removal of managers in a manager-managed limited liability company; (5) a breach relating to the voting rights of members and managers; (6) a breach relating to the agency rights of members and managers in a limited liability company; or (7) a breach of the standards of conduct for members and managers, including the fiduciary duties of loyalty and care and the obligation of good faith and fair dealing.
The FLLCA also provides that a limited liability company may advance reasonable expenses, including attorneys' fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager if the person promises to repay the company in the event that the person ultimately is determined not to be entitled to be indemnified.
Lennox National Account Services LLC
The limited liability company operating agreement of Lennox National Account Services LLC (“LNAS LLC”) provides that LNAS LLC shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal of such action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a member or officer of LNAS LLC or while a member or officer of LNAS LLC is or was serving at the request of LNAS LLC as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the FLLCA, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of LNAS LLC, and with respect to any criminal action, suit or proceeding, if such person had no reasonable cause to believe the person’s conduct was unlawful. LNAS LLC shall not indemnify a person if such indemnification would result from or would arise out of actions by such person that constitute fraud, gross negligence or intentional wrongful acts or materially violate LNAS LLC’s operating agreement, unless otherwise agreed to by the member.
Expenses incurred in defending any suit may be advanced by LNAS LLC prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to any indemnification.
Insurance
The Company and the guarantors, as applicable, may purchase and maintain insurance on behalf of any person who is or was a manager, director, officer, employee or agent of the Company and the guarantors, as applicable, or is or was serving at the request of the Company and the guarantors, as applicable, as a manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company and the guarantors, as applicable, would have the power to indemnify such person against such liability under the applicable provisions of its operating documents or governing law.
Indemnification Agreements
The Company has entered into indemnification agreements (the “Indemnification Agreements”) with its directors and certain of its executive officers (collectively, the “Indemnitees”). Under the terms of the Indemnification Agreements, the Company has generally agreed to indemnify, and advance expenses to, each Indemnitee to the fullest extent permitted by applicable law on the date of the agreements and to such greater extent as applicable law may thereafter permit.

ITEM 16. Exhibits

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of Lennox International Inc. (filed as Exhibit 3.1 to Lennox International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 15, 2022 and incorporated herein by reference).

4.2
Amended and Restated Bylaws of Lennox International Inc. (filed as Exhibit 3.2 to Lennox International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 15, 2022 and incorporated herein by reference).

4.3
Indenture, dated as of May 3, 2010, between LII and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (filed as Exhibit 4.3 to Lennox International Inc.’s Post-Effective Amendment No.  1 to Registration Statement on Form S-3 (Registration No. 333-155796) filed on May 3, 2010 and incorporated herein by reference).

4.4*	Form of Senior Note.
4.5
Form of Subordinated Indenture (filed as Exhibit 4.5 to Lennox International Inc.’s Registration Statement on Form S-3 (Registration No. 333-155796) filed on December 1, 2008 and incorporated herein by reference).

4.6
Form of Subordinated Note (filed as Exhibit 4.6 to Lennox International Inc.’s Registration Statement on Form S-3 (Registration No. 333-155796) filed on December 1, 2008 and incorporated herein by reference).

4.7*	Form of Deposit Agreement.
4.8*	Form of Depositary Receipt (contained in Exhibit 4.8).
4.9*	Form of Warrant Agreement.
4.10*	Form of Unit Agreement.
5.1	Opinion of Jones Day.
22.1
List of Guarantor Subsidiaries (filed as Exhibit 22.1 to Lennox International Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed on October 22, 2025 and incorporated herein by reference).

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP.
23.2	Consent of Jones Day (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on signature pages hereof).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.
107.1	Filing Fee Table.
*To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

ITEM 17. Undertakings
(a) Each of the undersigned registrants hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY FOR LENNOX INTERNATIONAL INC.

Pursuant to the requirements of the Securities Act, Lennox International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LENNOX INTERNATIONAL INC.

By:	/s/ Alok Maskara
Alok Maskara
Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alok Maskara	Chief Executive Officer and Director	October 24, 2025
Alok Maskara	(Principal Executive Officer)

/s/ Michael P. Quenzer	Executive Vice President and Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer and Controller	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

/s/ Todd J. Teske	Chairman of the Board of Directors	October 24, 2025
Todd J. Teske

/s/ Sherry L. Buck	Director	October 24, 2025
Sherry L. Buck

/s/ Tracy A. Embree	Director	October 24, 2025
Tracy A. Embree

/s/ John W. Norris, III	Director	October 24, 2025
John W. Norris, III

/s/ Karen H. Quintos	Director	October 24, 2025
Karen H. Quintos

/s/ Sivasankaran Somasundaram	Director	October 24, 2025
Sivasankaran Somasundaram

/s/ Jon Vander Ark	Director	October 24, 2025
Jon Vander Ark

/s/ Shane D. Wall	Director	October 24, 2025
Shane D. Wall

SIGNATURES AND POWER OF ATTORNEY FOR ADVANCED DISTRIBUTOR PRODUCTS LLC

Pursuant to the requirements of the Securities Act, Advanced Distributor Products LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

ADVANCED DISTRIBUTOR PRODUCTS LLC

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Sarah R. Martin	President	October 24, 2025
Sarah R. Martin	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

HEATCRAFT INC.	Sole Member	October 24, 2025
/s/ Jennifer S. Perry
Jennifer S. Perry
Assistant Secretary

SIGNATURES AND POWER OF ATTORNEY FOR ALLIED AIR ENTERPRISES LLC

Pursuant to the requirements of the Securities Act, Allied Air Enterprises LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

ALLIED AIR ENTERPRISES LLC

By:	/s/ Sarah R. Martin
Sarah R. Martin
President and Chief Operating Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Sarah R. Martin	President and Chief Operating Officer	October 24, 2025
Sarah R. Martin	(Principal Executive Officer)

/s/ Theresa A. McCray	Vice President, Corporate Tax and Treasurer	October 24, 2025
Theresa A. McCray	(Principal Financial Officer)

/s/ Angela Chapoy	Vice President and General Manager	October 24, 2025
Angela Chapoy	(Principal Accounting Officer)

LENNOX INDUSTRIES INC.	Sole Member	October 24, 2025
/s/ Jennifer S. Perry
Jennifer S. Perry
Assistant Secretary

SIGNATURES AND POWER OF ATTORNEY FOR HEATCRAFT INC.

Pursuant to the requirements of the Securities Act, Heatcraft Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

HEATCRAFT INC.

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Nassab	President and Chief Operating Officer and Director	October 24, 2025
Joseph Nassab	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

/s/ Alok Maskara	Director	October 24, 2025
Alok Maskara

/s/ Monica M. Brown	Chief Legal Officer and Secretary and Director	October 24, 2025
Monica M. Brown

SIGNATURES AND POWER OF ATTORNEY FOR HEATCRAFT REFRIGERATION PRODUCTS LLC

Pursuant to the requirements of the Securities Act, Heatcraft Refrigeration Products LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

HEATCRAFT REFRIGERATION PRODUCTS LLC

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Joseph Nassab	President	October 24, 2025
Joseph Nassab	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

HEATCRAFT INC.	Sole Member	October 24, 2025
/s/ Jennifer S. Perry
Jennifer S. Perry
Assistant Secretary

SIGNATURES AND POWER OF ATTORNEY FOR HEATCRAFT TECHNOLOGIES INC.

Pursuant to the requirements of the Securities Act, Heatcraft Technologies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

HEATCRAFT TECHNOLOGIES INC.

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Nassab	President and Chief Operating Officer and Director	October 24, 2025
Joseph Nassab	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

/s/ Alok Maskara	Director	October 24, 2025
Alok Maskara

/s/ Monica M. Brown	Chief Legal Officer and Secretary and Director	October 24, 2025
Monica M. Brown

SIGNATURES AND POWER OF ATTORNEY FOR LENNOX GLOBAL LLC

Pursuant to the requirements of the Securities Act, Lennox Global LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LENNOX GLOBAL LLC

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Joseph Nassab	President	October 24, 2025
Joseph Nassab	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

LENNOX INDUSTRIES INC.	Sole Member	October 24, 2025
/s/ Jennifer S. Perry
Jennifer S. Perry
Assistant Secretary

SIGNATURES AND POWER OF ATTORNEY FOR LENNOX INDUSTRIES INC.

Pursuant to the requirements of the Securities Act, Lennox Industries Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LENNOX INDUSTRIES INC.

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alok Maskara	Chief Executive Officer and Director	October 24, 2025
Alok Maskara	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

/s/ Joseph Nassab	Director	October 24, 2025
Joseph Nassab

/s/ Sarah R. Martin	Director	October 24, 2025
Sarah R. Martin

SIGNATURES AND POWER OF ATTORNEY FOR LENNOX NATIONAL ACCOUNT SERVICES INC.

Pursuant to the requirements of the Securities Act, Lennox National Account Services Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LENNOX NATIONAL ACCOUNT SERVICES INC.

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Chris Drury	President, NAS	October 24, 2025
Chris Drury	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

/s/ Alok Maskara	Director	October 24, 2025
Alok Maskara

/s/ Joseph Nassab	President and Chief Operating Officer, Building Climate	October 24, 2025
Joseph Nassab	Solutions, and Director

/s/ Sarah R. Martin	President and Chief Operating Officer, Home Comfort	October 24, 2025
Sarah R. Martin	Solutions, and Director

SIGNATURES AND POWER OF ATTORNEY FOR LENNOX NATIONAL ACCOUNT SERVICES LLC

Pursuant to the requirements of the Securities Act, Lennox National Account Services LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LENNOX NATIONAL ACCOUNT SERVICES LLC

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Joseph Nassab	President and Chief Operating Officer, Building	October 24, 2025
Joseph Nassab	Climate Solutions (Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

LENNOX INDUSTRIES INC.	Sole Member	October 24, 2025
/s/ Jennifer S. Perry
Jennifer S. Perry
Assistant Secretary

SIGNATURES AND POWER OF ATTORNEY FOR LENNOX PROCUREMENT COMPANY INC.

Pursuant to the requirements of the Securities Act, Lennox Procurement Company Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LENNOX PROCUREMENT COMPANY INC.

By:	/s/ Theresa A. McCray
Theresa A. McCray
Vice President, Corporate Tax and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jaspreet Singh	Vice President, Worldwide Sourcing and Director	October 24, 2025
Jaspreet Singh	(Principal Executive Officer)

/s/ Theresa A. McCray	Vice President, Corporate Tax and Treasurer	October 24, 2025
Theresa A. McCray	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

/s/ Alok Maskara	Director	October 24, 2025
Alok Maskara

/s/ Monica M. Brown	Chief Legal Officer and Secretary and Director	October 24, 2025
Monica M. Brown

SIGNATURES AND POWER OF ATTORNEY FOR LENNOX SERVICES LLC

Pursuant to the requirements of the Securities Act, Lennox Services LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LENNOX SERVICES LLC

By:	/s/ Chris Drury
Chris Drury
President
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Chris Drury	President	October 24, 2025
Chris Drury	(Principal Executive Officer)

/s/ Theresa A. McCray	Vice President, Corporate Tax and Treasurer	October 24, 2025
Theresa A. McCray	(Principal Financial and Accounting Officer)

LENNOX INDUSTRIES INC.	Sole Member	October 24, 2025
/s/ Jennifer S. Perry
Jennifer S. Perry
Assistant Secretary

SIGNATURES AND POWER OF ATTORNEY FOR LGL EUROPE HOLDING CO.

Pursuant to the requirements of the Securities Act, LGL Europe Holding Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 24, 2025.

LGL EUROPE HOLDING CO.

By:	/s/ Michael P. Quenzer
Michael P. Quenzer
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Alok Maskara, Michael P. Quenzer, and Monica M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the SEC, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Nassab	President and Chief Operating Officer and Director	October 24, 2025
Joseph Nassab	(Principal Executive Officer)

/s/ Michael P. Quenzer	Chief Financial Officer	October 24, 2025
Michael P. Quenzer	(Principal Financial Officer)

/s/ Chris A. Kosel	Vice President, Chief Accounting Officer	October 24, 2025
Chris A. Kosel	(Principal Accounting Officer)

/s/ Alok Maskara	Director	October 24, 2025
Alok Maskara

/s/ Monica M. Brown	Chief Legal Officer and Secretary and Director	October 24, 2025
Monica M. Brown